As filed with the Securities and Exchange Commission on July 24, 1996.
                              Registration No. 333-________


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ____________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                         LEGG MASON, INC.
      (Exact name of registrant as specified in its charter)

         MARYLAND                                 52-1200960
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

        111 South Calvert Street, Baltimore, Maryland 21202
       (Address of Principal Executive Offices)   (Zip Code)


                        LEGG MASON, INC.
                   1996 EQUITY INCENTIVE PLAN
                    (Full title of the plan)


                    THEODORE S. KAPLAN, ESQUIRE
             Senior Vice President and General Counsel
                         Legg Mason, Inc.
                     111 South Calvert Street
                     Baltimore, Maryland 21202
              (Name and address of agent for service)

                          (410) 539-0000
   (Telephone number, including area code, of agent for service)

                        ______________________

                   CALCULATION OF REGISTRATION FEE

Title of each                     Proposed          Proposed
  Class of           Amount       Maximum           Maximum             Amount of
Securities to        to be      Offering Price  Aggregate Offering    Registration
be Registered      Registered    Per Unit (1)         Price               Fee

Common Stock     3,000,000 shs.    $29.4375        $88,312,500         $30,452.59
($.10 Par Value)


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low prices for the stock on the New York
     Stock Exchange on July 23, 1996.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the 1996 Equity Incentive Plan of Legg Mason, Inc. (the "Company") pursuant to Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

          The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          (a) The Company's Annual Report on Form 10-K for the year ended March 31, 1996, filed on June 28, 1996.

          (b) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the last fiscal year for which financial statements were included in the report referred to in (a) above.

          (c)  The description of the Company's Common Stock,
$.10 par value, contained in Amendment No. 3 to the Company's
Application for Registration on Form 8-A, filed July 17, 1991.

          In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.   Description of Securities.

          Not Applicable.

     Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

     Item 6.   Indemnification of Directors and Officers.

          Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

          The Registrant's By-laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

          The Registrant's officers and directors are insured against certain liabilities under a policy maintained by the Registrant with aggregate coverage of $10,000,000.

     Item 7.   Exemption from Registration Claimed.

          Not Applicable.

     Item 8.   Exhibits.

          The Exhibits to this Registration Statement are listed in the Exhibit Index on page 7 of this Registration Statement, which Exhibit Index is incorporated herein by reference.

     Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifi-cation by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 24th day of July, 1996.

                              LEGG MASON, INC.



                              By:/s/ Theodore S. Kaplan
                                 Theodore S. Kaplan
                                 Senior Vice President


POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. Mason, John F. Curley, Jr. and Theodore S. Kaplan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature           Title                         Date

/s/ Raymond A. Mason          Chairman of the Board    July 24, 1996
Raymond A. Mason              and President
                              (Principal Executive
                              Officer)
[SIGNATURES CONTINUED]






[SIGNATURES CONTINUED]


/s/ F. Barry Bilson           Vice President-Finance   July 24, 1996
F. Barry Bilson               (Principal Financial
                              and Accounting Officer)



/s/ Harold L. Adams           Director                 July 24, 1996
Harold L. Adams



/s/ Charles A. Bacigalupo     Director                 July 24, 1996
Charles A. Bacigalupo



/s/ James W. Brinkley         Director                 July 24, 1996
James W. Brinkley



/s/ Edmund J. Cashman, Jr.    Director                 July 24, 1996
Edmund J. Cashman, Jr.



/s/ John F. Curley, Jr.       Director                 July 24, 1996
John F. Curley, Jr.



/s/ Harry M. Ford, Jr.        Director                 July 24, 1996
Harry M. Ford, Jr.



/s/ Richard J. Himelfarb      Director                 July 24, 1996
Richard J. Himelfarb



/s/ John E. Koerner, III      Director                 July 24, 1996
John E. Koerner, III



[SIGNATURES CONTINUED]






[SIGNATURES CONTINUED]


/s/ John B. Levert, Jr.       Director                 July 24, 1996
John B. Levert, Jr.



/s/ W. Curtis Livingston      Director                 July 24, 1996
W. Curtis Livingston



/s/ Edward I. O'Brien         Director                 July 24, 1996
Edward I. O'Brien



/s/ Peter F. O'Malley         Director                 July 24, 1996
Peter F. O'Malley



/s/ Nicholas J. St. George    Director                 July 24, 1996
Nicholas J. St. George



/s/ Roger W. Schipke          Director                 July 24, 1996
Roger W. Schipke



/s/ Margaret DeB. Tutwiler    Director                 July 24, 1996
Margaret DeB. Tutwiler



/s/ James E. Ukrop            Director                 July 24, 1996
James E. Ukrop



/s/ William Wirth             Director                 July 24, 1996
William Wirth


                        EXHIBITS INDEX




Regulation S-K           Description of
Exhibit Number              Document

Exhibit 4           Legg Mason, Inc. 1996
                    Equity Incentive Plan

Exhibit 5           Opinion of Theodore S.
                    Kaplan, Esq., General
                    Counsel of the Registrant

Exhibit 23(a)       Consent of Coopers &
                    Lybrand L.L.P., independent
                    public accountants

Exhibit 23(b)       Consent of Theodore S.
                    Kaplan, Esq. (included
                    in Exhibit 5)